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                                                                    Exhibit 23.1

   [KPMG LOGO APPEARS HERE]

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
  99 High Street        Telephone 617 988 1000
  Boston, MA 02110-2371       Fax 617 988 0800
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              Consent of Independent Certified Public Accountants

The Board of Directors
CIRCOR International, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP
/s/ KPMG LLP

The Board of Directors
Boston, Massachusetts
January 25, 2001